EXHIBIT 10.1

                              CONSULTING AGREEMENT
                          WITH BIG SKY MANAGEMENT LTD.



Date: March 21, 2002                                                CONFIDENTIAL

STRATABID.COM, INC.
1675 LARCH STREET
VANCOUVER, BC
V3K 3N7

Attention: Derek Wasson

Dear Sirs:

Re: Consulting Agreement

This letter agreement (the "Agreement") sets forth the terms and conditions under which Stratabid.com, Inc. (the "Company") has retained Big Sky Management Ltd. ("Big Sky") to serve as the Company's financial consultant in connection with the Company's organization and financing.

Duties of the Consultant

1. Big Sky will assist the Company in effecting the Company's organization and financing on terms acceptable to the Company. In this regard, we propose to undertake certain activities, including, if appropriate, the following:

         (a) assisting  the Company in preparing and refining its business plan;

         (b) identifying, introducing to, and consulting as to strategy for initiating discussions with, potential investors; and

         (c) assisting in the preparation and review of definitive documentation in connection with the Company's organization and financing and coordinating same with your legal counsel and accountants.

2. It is acknowledged by the Company that neither Big Sky nor any of its representatives are registered with or licensed by any securities commission or like authority as an underwriter, broker, dealer or financial advisor and that the services to be provided by Big Sky to the Company hereunder shall expressly not include trading in the Company's securities (either as principal or agent), participating in an offering of the Company's securities which is not exempted or otherwise in compliance with the requirements of applicable securities laws, or engaging in or professing to engage in the business of advising others with respect to a purchase or sale of the Company's securities.




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Consulting Fee

3. Subject to section 4 hereof, Big Sky's compensation for its role as financial consultant will be the sum of US$1500 per month plus GST payable of $105 (the "Consulting Fee"). Big Sky and the Company agree that the Consulting Fee shall be payable to Big Sky, in arrears, from the date of March 1st 2002 and on the 1st day of each month thereafter.

Termination

4. This agreement has no set term of engagement and can be terminated with 30 days notice by either party. It is expressly understood that the provisions relating to the payment for the Expenses and the provisions of the Indemnification Agreement (as those terms are defined herein) will survive termination of this Agreement or the completion of Big Sky's services hereunder.

Expenses

5. In addition to the foregoing fees the Company agrees, upon request from time to time, to promptly reimburse Big Sky for all out-of-pocket expenses, including, but not limited to, such costs as printing, telephone, fax, courier service, copying, accommodations and travel and direct computer expenses, and secretarial overtime ("Expenses").

Provision of Information and Indemnification Agreement

6. In connection with Big Sky's engagement, the Company and its directors, officers, employees, representatives and agents will furnish Big Sky with all data, material, and information concerning the Company (the "Information") which Big Sky reasonably requests, all of which will be accurate and complete in all material respects at the time furnished. The Company recognizes and confirms that in undertaking the engagement contemplated hereby, Big Sky will be using and relying exclusively on the Information provided by the Company without independent verification and without performing any appraisal of the assets or businesses of the Company. Big Sky is hereby authorized to use and deliver the Information, and any other data obtained by Big Sky from reliable published sources, in accordance with this Agreement without limitation. In connection with the engagement of Big Sky hereunder, the Company has entered into a separate letter agreement (the "Indemnification Agreement"), dated as of the date hereof, providing for the indemnification of Big Sky and certain related parties by the Company.

Relationship

7. In the performance of its obligations hereunder Big Sky shall be an independent contractor of the Company. Big Sky shall perform the services enumerated herein according to its own means and methods of work and shall not be subject to the control or supervision of the Company. The Company acknowledges that nothing in this Agreement shall be construed to require Big Sky to provide services to the Company at any specific time or in any specific place or manner.


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Miscellaneous

8. This Agreement and the Indemnification Agreement constitute the entire agreement between us with respect to the subject matter hereof. This Agreement and Indemnification Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the parties hereto irrevocably attorn to the exclusive jurisdiction of the Courts thereof and the Courts of Appeal therefrom. Should suit be brought to enforce this Agreement or the Indemnification Agreement, the prevailing party shall be entitled to recover from the other reimbursement for reasonable attorneys' fees.

9. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof and no waiver shall constitute a continuing waiver. No waiver shall be binding unless written notice thereof is delivered by the party making the waiver to the other party.

10. The offer contained herein will expire and be of no further force or effect unless accepted in writing prior to the close of business on March 30th, 2002. .

Please confirm that the foregoing correctly sets forth our agreement by signing and returning to us the enclosed duplicate copy of this Agreement together with the Indemnification Agreement. We look forward to working with you and to the successful conclusion of this engagement.



                                                     Yours very truly,

                                                     Big Sky Management Ltd.





                                                     /s/ Eric Boehnke
                                                     Eric Boehnke
                                                     President


Accepted and Agreed to as of
the 25th day of March, 2002.

Stratabid.com, Inc.


/s/ Derek Wasson


Derek Wasson
President



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